FIRST AMENDMENT TO
                           STOCK PURCHASE AGREEMENT
                                      FOR
                        BLEDSOE COUNTY GENERAL HOSPITAL

       THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT FOR BLEDSOE COUNTY GENERAL HOSPITAL (this "FIRST AMENDMENT"), is dated as of March 31, 1999, among Paracelsus Healthcare Corporation ("SELLER"), a California corporation, Paracelsus Bledsoe County General Hospital, Inc.("BCG"), a California corporation and Associates Capital Group, LLC, a Georgia limited liability company ("BUYER").

                                  WITNESSETH:

       WHEREAS, Seller, BCG and Buyer entered into that one certain Stock Purchase Agreement For Bledsoe County General Hospital dated as of March 12, 1999 (the "STOCK PURCHASE AGREEMENT"); and

       WHEREAS, the parties wish to amend certain sections of the Stock Purchase Agreement to permit the Closing under such agreement to occur effective March 31, 1999;

       NOW, THEREFORE, for and in consideration of the foregoing premises and the agreements and covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of all of which are acknowledged and agreed, the parties hereto agree as follows:

I. Section 1.8 of the Stock Purchase Agreement is amended to read as follows:

       "1.8 PAYMENT OF WORKING CAPITAL AT CLOSING. (a) At Closing Buyer shall deliver to Seller (i) $100,000 cash, (ii) a thirty (30) day promissory note in the amount equal to the lesser of (A) sixty percent (60%) of BCG's Initial Net Working Capital less $100,000 and (B) One Million Dollars ($1,000,000) less $100,000 substantially in the form of APPENDIX 1.8 ("SHORT TERM NOTE"), and
(iii) a promissory note substantially in the form of Appendix A ("NOTE A") in the original principal amount equal to the amount of BCG's Initial Net Working Capital less the amount of cash paid in (i) above and the amount of the note in
(ii) above."

I. Section 1 of the Stock Purchase Agreement is amended to add SECTION 1.11 to read as follows:

       "1.11 ADDITIONAL NOTE A ADJUSTMENT

             (a) The parties acknowledge and agree that the effective  date for all transactions under this Agreement is the Effective Time pursuant  to
       Section 2.1 below. However, the parties have agreed to adjust the balance of Note A as provided herein to reflect the economic benefits and/or costs to the parties measured from 11.59 p.m., March 31, 1999 (the "Calculation Date") through the Closing Date ("Calculation
       Period") arising from and with respect to the Assets and Assumed Liabilities.

             (b) No later than twenty (20) business days after the Closing Date, Seller shall provide to Buyer a report (the "Calculation Report") showing and reconciling all activity during the Calculation Period involving and/or effecting the Assets and Assumed Liabilities. The Calculation Report shall include, without limitation, the following specific information:

             (i) Cash collected by BCG during the Calculation Period from the collection of accounts receivable or otherwise from the business operations of BCG ("Cash Collected");

             (ii) Detail of expenditures of cash during the Calculation Period for trade payables, payroll and other obligations ("Expended Cash");

             (iii) The Calculation Report shall show the basis for Seller's calculation of the adjustment to the balance of Note A and shall constitute a request for or notice of payment due on account of said adjustment. If the amount of Cash Collected is greater than the sum of Expended Cash, then the principal balance of Note A shall be decreased by said amount. If the amount of Cash Collected is less than the sum of Expended Cash, then the principal balance of Note A shall be increased by said amount.

             (c) Buyer shall have ten (10) business days to audit the Calculation Report to determine its accuracy and validity. After such ten-day period, Buyer shall either accept the Calculation Report from Seller or reject the Calculation Report. If Buyer rejects the Calculation Report, the parties shall submit the matter to one of the big five national certified public accounting firms jointly selected by Buyer and Seller (the "Independent CPA Firm"). The Independent CPA Firm shall make its determination based on the terms and conditions of this
       Section 1.11, which determination shall be binding on the parties. The costs of such Independent CPA Firm shall be shared equally between Buyer, on the one hand, and Seller, on the other hand."

I. Section 2.2 of the Stock Purchase Agreement is amended to add the following additional item:

       "(h) The resignations of all officers and directors of BCG effective the Effective Time."

I. Section 2.3 of the Stock Purchase Agreement is amended to read as follows:

       "2.3  ACTION OF BUYER AT CLOSING.

       A.  At the Closing, Buyer shall deliver to Seller the following:

             (a) the Purchase Price, including :
                    (i)    $100,000 cash,
                    (ii)   Short Term Note,
                                 (ii) Note A,
                    (iii)  Note B,
                    (iv)   Security Agreement (Short Term Note),
                    (v)    Stock Pledge Agreement (Note A),
                    (vi)   Security Agreement (Note B), and
                    (vii) a certificate of existence of Buyer from the State of Georgia, dated the most recent practical date prior to Closing

       B. Buyer hereby covenants to deliver to Seller by May 15, 1999 the following:

             (a)    the payment of the Short Term Note;

I. Section 3 of the Stock Purchase Agreement is amended to add SECTION 3.22 to read as follows:

       "3.22 NO CONFLICT. The execution, delivery, and performance of this Agreement and the other agreements contemplated hereby to which Seller and BCG, or either of them, is a party and the consummation by Seller and BCG of the transactions contemplated hereby and thereby does not and will not (with or without the giving of notice or the lapse of time or both) contravene, conflict with, or result in the violation of any provision of the Scheduled Contracts or the Scheduled Leases, except as may be described in Schedule 3.6 and Schedule 3.7."

I.     Section 6.2 is hereby amended to add a clause "(v)"  to read as follows:

       "(v) any liability for violations of any Environmental Laws resulting from underground storage tanks as disclosed in Schedule 3.17."

I.     Section 6.4   LIMITATION ON CLAIMS  clause (b) is hereby amended to read as follows"

       "(b) Notwithstanding the provisions of Section 6.4(a), any indemnified claim having its basis in any of the following shall not be subject to the thresholds established by such provisions: (A) a breach of the representations, warranties, covenants and agreements made in 1.4(b)(2), 3.6, 3.7, 3.9, 3.14(c), 3.14(d), 3.14(e), 3.14(j), 3.15, 3.16, 3.17,
       3.18, 3.19, 3.22 and  4.3,  (B)  fraud or intentional misrepresentation,
       (C) a breach by Buyer to pay or observe any obligation of Seller assumed by Buyer pursuant to the terms hereof and any agreement required herein,
       (D) any breach by Buyer to pay the Purchase Price hereunder, (E) a breach by Buyer or Seller of its obligation under Section 1.9 to pay any post-Closing adjustment to the Purchase Price required by such Section, or (F) solely with respect to all claims for indemnification arising under Section 6.2 relating to underground storage tanks as disclosed in
       Schedule 3.17, Seller shall have no liability to Buyer in excess of $50,000 in the aggregate, the first $25,000 of which shall be payable to Buyer in accordance with the procedures set forth in this Section 6, and with respect to the remaining $25,000 of Seller's indemnification obligation hereunder, Seller shall pay to Buyer one dollar for every dollar Buyer is required to pay in damages up to a maximum of $25,000."

I.     Section 7.6 of the Stock Purchase Agreement is deleted in its entirety.

I.     There shall be added a new "SECTION 11.5 UNWINDING."to read as follows:

       "SECTION 11.5 UNWINDING.

             (a) Buyer and Seller shall cancel all obligations to the other party and the transactions contemplated by the Stock Purchase Agreement, as amended hereby, shall be rescinded as of the Effective Time if:

                    (i)  as  to  Seller, Buyer fails to perform its obligations
                    under  Section   2.3.B   of   the  amended  Stock  Purchase
                    Agreement; or

                    (ii) as to Buyer, Seller fails to perform its obligation under Section 2.2 of the amended Stock Purchase Agreement.

             (b) In the event Buyer elects to cancel as provided in  (a) above,
             (i) Seller shall return to Buyer $100,000 and the originally executed Short Term Note, Note A and Note B, and (ii) Buyer shall return to Seller possession of the Assets, and Buyer and Seller Shall execute such other and further documents and take such acts as are necessary to return the parties to the status quo prior to the Closing, except for the retention by Seller of the $100,000 of Buyer, whereupon this Agreement shall be terminated and of no further force and effect.

             (c) In the event Seller elects to cancel as provided in (a) above, Buyer shall return to Seller possession of the Assets, the irrevocable proxy and the Bill of Sale and Agreement, and Buyer and Seller Shall execute such other and further documents and take such acts as are necessary to return the parties to the status quo prior to the Closing, whereupon this Agreement shall be terminated and of no further force and effect."

I. The parties hereto agree the Effective Time shall be 11:59 P.M. (Central Time) March 31, 1999.

I. Defined terms used herein that are not otherwise defined herein shall have the meaning given them in the Stock Purchase Agreement.

I. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all shall be considered one and the same agreement.

I. All terms and provisions of the Stock Purchase Agreement not modified by this First Amendment are and shall remain in full force and effect.

          The next page of this First Amendment is the Signature Page



First Amendment to Stock Purchase Agreement Page 1

       IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed in multiple originals by their duly authorized officers and their corporate seals duly affixed hereto, all as of the day and year first above written.


                                 PARACELSUS HEALTHCARE CORPORATION


                                 By:    MICHAEL M. BROOKS
                                 Title:        SENIOR VICE PRESIDENT

                                 PARACELSUS BLEDSOE COUNTY
                                 GENERAL HOSPITAL, INC.



                                 By:    R.T.PINCHBACK
                                 Title:        VICE PRESIDENT


                                 ASSOCIATES CAPITAL GROUP, L.L.C.



                                 By:    LEONARD P. BRYANT
                                 Title: MANAGING MEMBER